EXHIBIT 10(v)(5)

Central Louisiana Electric Company, Inc.

Supplemental Executive Retirement Plan

Participation Agreement

                        The Compensation Committee of the Board of Directors of Central Louisiana Electric Company, Inc. (the "Committee") having the responsibility to administer the Central Louisiana Electric Company, Inc. Supplemental Executive Retirement Plan (the "Plan") and the responsibility thereunder to designate the participants in the Plan, does hereby certify that it has designated David M. Eppler to be a Participant in the Plan, a copy of which is attached hereto and made a part hereof for all purposes.

            This designation of participation is contingent upon the Participant's agreement to be bound by and subject to the terms and conditions of participation stated below.

            1.         The Participant agrees to be bound by and to be subject to all the conditions and terms of the Plan and any rules or interpretations of the Plan adopted or promulgated thereunder by the Committee, and the Participant expressly acknowledges, agrees and consents to any interpretation and construction by the Committee of any provision of the Plan and the resolution by the Committee of any question or inquiry arising thereunder.

            2.         The Participant agrees, in consideration for this designation of participation under the Plan, to relinquish any and all rights that have accrued, or that would otherwise have accrued in the future, under the Central Louisiana Electric Company, Inc. Management Security Plan and the Participant hereby waives any notice requirements applicable under that Plan.

            3.         The Participant acknowledges that, as a condition to eligibility for a benefit under the Plan, he will be required to meet the requirements of Section 3.7 of the Plan regarding the selection of a joint and 100% survivor annuity, if applicable.

            4.         The Participant acknowledges that, for purposes of determining his eligibility for a benefit under the Plan, his initial date of service with the Company is November 7, 1981.

            5.         The Participant acknowledges that his right to a benefit under the Plan is contingent upon full disclosure of benefits arising with respect to employment by any prior employers as described in Section 2.9 of the Plan.  The

Participant represents that the following is a complete list of all benefits that are defined as "Other Pension Benefits" in the Plan:

            6.         The Participant acknowledges that his eligibility for a benefit under the Plan is contingent upon the provision to the Committee by the Participant, or any person claiming benefits through the Participant, of all information and data that is required by the Committee to determine the amount of the benefit properly payable under the Plan including, without limitation, such information as the Committee may require with respect to any "Other Pension Benefits."

                                                                                                                                    I hereby agree to the foregoing terms of participation in the Plan:

                                                                                                                                    /s/  David M. Eppler

                                                                                                                                                    Signature of Participant

                                                                                                                                    July 31, 1992

                                                                                                                                                                   Date"

CENTRAL LOUISIANA ELECTRIC

COMPANY, INC.

By:   /s/ Scott O. Brame

       Scott O. Brame, CEO and Chairman

       of the Board